VSE Reports Financial Results for First Quarter 2011
Revenues & Operating Income Decline; Operating Margin Improves

Alexandria, Virginia, April 28, 2011 - VSE Corporation (Nasdaq: VSEC) reported the following unaudited consolidated financial results for its first quarter ended March 31, 2011.

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 “The federal government continues to experience funding delays and budget constraints, presenting certain challenges for firms operating in our industry,” said Maurice “Mo” Gauthier, VSE CEO. “This challenging budget environment, along with emerging global insecurity, affirms our continuing strategy to focus on markets that are closely aligned with federal budget priorities. Our long term strategic diversification into selected federal markets and service offerings through acquisitions, combined with our planned efforts to grow organically in our sustainable markets, continues to show intended results. We remain committed to this strategy.”

For the first quarter of 2011, revenues were $151.2 million compared to $228.2 million in the first quarter of 2010. Operating income for the first quarter of 2011 was $6.9 million compared to $8.7 million in the first quarter of 2010.

The decrease in revenue for the first quarter 2011 as compared to the first quarter 2010 was primarily due to the expiration of delivery orders on our U.S. Army CECOM Rapid Response “R2” contract in January 2011, including the delivery orders supporting our Assured Mobility Systems and Route Clearance Vehicle “RCV” Modernization Programs.

Operating margin for the first quarter of 2011 was 4.6%, an increase of 80 bp compared to 3.8% in the first quarter of 2010. The year-over-year increase in operating margin was primarily due to the inclusion of Akimeka, LLC, which we acquired in August 2010, improved profitability on services provided by our Systems Engineering Division, an increase in energy and management consulting work by our Energetics subsidiary, and a reduction in low margin revenue.

Net income for the first quarter of 2011 was $4.2 million, or $.80 per diluted share, compared to $5.4 million, or $1.04 per diluted share in the first quarter of 2010.

Bookings were $107 million in the first quarter of 2011 compared to $210 million in the first quarter of 2010. Funded contract backlog at March 31, 2011 was $357 million, compared to $407 million at December 31, 2010. Federal budget constraints have affected the timeliness of awards in our market and the decrease in government funding activity has impacted our bookings and funded backlog in the first quarter of 2011.

The Federal Group was awarded a $410M, 5-year LOGWORLD task order at the end of January 2011 to continue providing equipment engineering, maintenance, and logistics readiness support services to the U.S. Army Reserve Command (USARC) and the 63rd and 88th Regional Support Commands (RSC). The award represents a recompete of existing work for Federal Group’s Engineering and Logistics Directorate supporting the U.S. Army Reserve.

About VSE

VSE is a diversified federal services company of choice with over 52 years of experience in solving issues of global significance with integrity, agility, and value. VSE is dedicated to making our clients successful by delivering talented people and innovative solutions for logistics, engineering, IT services, construction management and consulting. For additional information on VSE services and products, please see the Company's web site at www.vsecorp.com or contact Randy Hollstein, VSE Corporate Vice President of Sales and Marketing, at (703) 329-3206.

VSE encourages investors and others to review the detailed reporting and disclosures contained in VSE’s public filings with the U.S. Securities and Exchange Commission for further information and analysis of VSE’s financial condition and results of operations. The public filings include additional discussion about the status of specific customer programs and contract awards, risks, revenue sources and funding, dependence on material customers, and management’s discussion of short and long term business challenges and opportunities.

Safe Harbor

This news release contains statements that to the extent they are not recitations of historical fact, constitute “forward looking statements” under federal securities laws. All such statements are intended to be subject to the safe harbor protection provided by applicable securities laws. For discussions identifying some important factors that could cause actual VSE results to differ materially from those anticipated in the forward looking statements in this news release, see VSE’s public filings with the Securities and Exchange Commission, including VSE’s annual report on Form 10-K for the year ended December 31, 2010 and subsequent reports filed with the Securities and Exchange Commission.

VSE Financial News Contact: Christine Peters -- (703) 329-3263.

VSE Corporation and Subsidiaries
Unaudited Consolidated Financial Statements

Unaudited Consolidated Balance Sheets
(in thousands except share and per share amounts)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$2,303	$5,764
Receivables, principally U.S. Government, net	137,931	156,938
Deferred tax assets	403	1,602
Other current assets	9,894	9,552
Total current assets	150,531	173,856

Property and equipment, net	43,324	42,315
Intangible assets	24,140	25,003
Goodwill	37,396	36,282
Deferred tax assets	958	838
Other assets	14,217	10,132
Total assets	$270,566	$288,426

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$6,667	$6,667
Accounts payable	59,609	75,724
Accrued expenses	29,413	36,584
Dividends payable	314	312
Total current liabilities	96,003	119,287

Long-term debt	9,444	11,111
Deferred compensation	8,882	6,034
Long-term lease obligations	21,868	20,258
Other liabilities	5,528	7,960
Total liabilities	141,725	164,650

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.05 per share, authorized 15,000,000 shares; issued and outstanding 5,235,947 and 5,193,891, respectively	262	260
Additional paid-in capital	16,898	15,692
Retained earnings	111,681	107,824
Total stockholders’ equity	128,841	123,776
Total liabilities and stockholders’ equity	$270,566	$288,426

VSE Corporation and Subsidiaries
Unaudited Consolidated Financial Statements

Unaudited Consolidated Statements of Income
(in thousands except share and per share amounts)

	For the three months
	ended March 31,
	2011	2010

Revenues	$151,244	$228,176

Contract costs	143,514	219,227

Selling, general and administrative expenses	821	298

Operating income	6,909	8,651

Interest expense (income), net	144	(5)

Income before income taxes	6,765	8,656

Provision for income taxes	2,593	3,258

Net income	$4,172	$5,398

Basic earnings per share:	$0.80	$1.04

Basic weighted average shares outstanding	5,214,334	5,180,410

Diluted earnings per share:	$0.80	$1.04

Diluted weighted average shares outstanding	5,214,334	5,180,410

Dividends declared per share	$0.060	$0.050

VSE Corporation and Subsidiaries
Unaudited Consolidated Financial Statements

Unaudited Consolidated Statements of Cash Flows
(in thousands)
	For the three months
	ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$4,172	$5,398
Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation and amortization	2,382	2,152
Loss on sale of property and equipment	3	3
Deferred taxes	1,079	308
Stock-based compensation	164	205
Changes in operating assets and liabilities:
Receivables, net	19,007	20,976
Other current assets and noncurrent assets	(4,456)	(544)
Accounts payable and deferred compensation	(13,267)	(26,041)
Accrued expenses	(6,971)	(6,577)
Long-term lease obligations	10	6
Other liabilities	(2,432)	-

Net cash used in operating activities	(309)	(4,114)

Cash flows from investing activities:
Purchases of property and equipment	(904)	(1,019)
Proceeds from the sale of property and equipment	2	-
Contingent consideration payments	(270)	(445)

Net cash used in investing activities	(1,172)	(1,464)

Cash flows from financing activities:
Borrowings on loan arrangement	78,661	56,808
Repayments on loan arrangement	(80,328)	(56,808)
Dividends paid	(313)	(258)

Net cash used in financing activities	(1,980)	(258)

Net decrease in cash and cash equivalents	(3,461)	(5,836)
Cash and cash equivalents at beginning of period	5,764	8,024
Cash and cash equivalents at end of period	$2,303	$2,188